Exhibit 99

Form 4 Joint Filer Information

Name:
Frost Gamma Investments Trust
Address:
4400 Biscayne Boulevard, 15th Floor
Miami, FL 33137
Designated Filer:
Phillip Frost
Issuer & Ticker Symbol:
Northrop Grumman Corporation (NOC)
Date of Event
Requiring Statement:
04/29/2008
Signature:
By:
/s/ Phillip Frost

Phillip Frost
Trustee